UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2019

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation for Named Executive Officer

On January 15, 2019, the Board of Directors (the “Board”) of Opiant Pharmaceuticals, Inc. (the “Company”), and in consultation with the Company’s independent compensation consultant, Compensia, Inc., approved the following annual base salary increase for the following named executive officer of the Company, effective January 1, 2019:

Name	Title	2019 Base Salary
Roger Crystal, MD	Chief Executive Officer	$592,368

Option Grant

On January 15, 2019, the Board also approved a grant of stock options to Dr. Crystal in the amount of 13,200 shares. Such stock option grant (i) is exercisable for the purchase of common stock of the Company at $14.62 per share, (ii) has an exercise period of ten years from the date of grant, (iii) vests in forty-eight equal monthly amounts starting on the first monthly anniversary of January 15, 2019, and (iv) was granted under the Company’s 2017 Long-Term Incentive Plan, which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K filed on October 13, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: January 17, 2019        By:    /s/ David D. O'Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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